As filed with the Securities and Exchange Commission on March 4, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Beacon Financial Corporation
(Exact name of registrant as specified in its charter)
Delaware	04-3510455
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
131 Clarendon Street
Boston, Massachusetts 02116
(617) 425-4600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Paul A. Perrault
President and Chief Executive Officer
Beacon Financial Corporation
131 Clarendon Street
Boston, Massachusetts 02116
(617) 425-4600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Samantha M. Kirby, Esq. Covington & Burling LLP One International Place, Suite 1020 Boston, MA 02110 (617) 603-8800	Wm. Gordon Prescott, Esq. General Counsel and Corporate Secretary Beacon Financial Corporation 131 Clarendon Street Boston, Massachusetts 02116 (617) 425-4600
Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Units
Subscription Rights
Beacon Financial Corporation, or one or more selling securityholders to be identified in the future, may offer, issue and sell from time to time, together or separately, in one or more offerings any combination of: (i) our common stock; (ii) our preferred stock, which we may issue in one or more series; (iii) senior or subordinated debt securities; (iv) depositary shares; (v) warrants; (vi) purchase contracts; (vii) units; and (viii) subscription rights. The debt securities may consist of debentures, notes, or other types of debt. The debt securities, preferred stock, and warrants may be convertible, exercisable, or exchangeable for common or preferred stock or other securities of ours. The preferred stock may be represented by depositary shares. The units may consist of any combination of the securities listed above.
We, or the selling securityholders, may offer and sell these securities in amounts, at prices, and on terms determined at the time of the offering. We will not receive any proceeds from any sale of securities by any such selling securityholders. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any accompanying prospectus supplement, as well as the documents incorporated or deemed incorporated by reference into this prospectus and any prospectus supplement, carefully before you make your investment decision. We may also authorize one or more free writing prospectuses to be provided to you in connection with any offering pursuant to this prospectus or any prospectus supplement.
Our common stock is traded on the New York Stock Exchange under the symbol “BBT.” On March 3, 2026, the closing price of our common stock on the New York Stock Exchange was $29.83 per share. You are urged to obtain current market quotations of our common stock. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
The securities described herein may be sold on a continuous or delayed basis, through agents, dealers, or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If our agents or any dealers or underwriters are involved in the sale of the securities, then the applicable prospectus supplement will set forth the names of the agents, dealers, or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus.
You should read this prospectus and any supplements carefully before you invest. Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors,” on page 7 of this prospectus, in any prospectus supplement, and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.
None of the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The offered securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this prospectus is March 4, 2026.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Beacon,” the “Company,” “our Company,” “we,” “us,” “our” and “ours” or similar references mean Beacon Financial Corporation and its consolidated subsidiaries, except that such terms refer to only Beacon Financial Corporation and not its subsidiaries in the sections titled “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Depositary Shares,” “Description of Warrants,” “Description of Purchase Contracts” “Description of Units,” and “Description of Subscription Rights.”
ABOUT THIS PROSPECTUS
This prospectus is a part of an automatic shelf registration statement filed by Beacon Financial Corporation with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we, or any selling securityholder, may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated or deemed incorporated herein by reference, can be read on the SEC’s website as described under the heading “Where You Can Find More Information.”
Each time we offer and sell, or one of the selling securityholders offers and sells, securities pursuant to this prospectus, we will provide a prospectus supplement containing specific information about the terms of a particular offering. The prospectus supplement may add, update, or change information in this prospectus. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. If the information in this prospectus is inconsistent with a prospectus supplement and any applicable free writing prospectus, then you should rely on the information in that prospectus supplement and any applicable free writing prospectus. You should read carefully both this prospectus and, if applicable, any prospectus supplement together with the documents we have incorporated by reference into this prospectus or any applicable prospectus supplement. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.
The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
Neither Beacon nor any selling securityholder has authorized anyone to provide you with any information other than that contained or incorporated by reference into this prospectus or any prospectus supplement, or to which Beacon has referred you. Neither Beacon nor any selling securityholder takes any responsibility for, or can provide any assurance as to the reliability of, any information that others may give you. You should not assume that the information provided in this prospectus or any prospectus supplement or the documents incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date other than the date of this prospectus or the date of the document in which that information is contained. Our business, financial condition, liquidity, results of operations and prospects may have changed since the date of any document in which such information is contained.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s website at www.sec.gov.
Our annual, quarterly, and current reports and any amendments to those reports are also available over the internet at our website at www.beaconfinancialcorporation.com. All internet addresses provided in this prospectus or any prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or any prospectus supplement or other offering materials.
We have filed an automatic shelf registration statement on Form S-3 with the SEC for the securities being offered under this prospectus. This prospectus is a part of that registration statement. The registration statement may contain additional information that may be important to you. You may obtain from the SEC copies of the registration statement and the related exhibits that we filed with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information incorporated by reference into this prospectus is considered a part of the information contained herein. We are incorporating by reference into this prospectus the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except in each case as to any portion of any report or document that is deemed furnished to the SEC and not deemed filed under such provisions:
•
our annual report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 2, 2026; and

•
the description of our common stock contained in our registration statement on Form 8-A, as updated by Exhibit 4.3 to our annual report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 2, 2026, including any other amendment or report filed for the purpose of updating such description.

The information contained in this prospectus will be updated and supplemented by the information contained in the filings we make with the SEC in the future and that are incorporated by reference into this prospectus as described above. The information contained in those future filings will be considered to be part of this prospectus and will automatically update and supersede, as appropriate, the information contained in this prospectus and contained in the filings previously filed with the SEC that are incorporated by reference into this prospectus.
Upon written or oral request, we will provide, without charge, to each person to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a free copy of these filings by writing or telephoning us at the following address:
Beacon Financial Corporation
131 Clarendon Street
Boston, Massachusetts 02116
Attention: Corporate Secretary
(617) 425-4600

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the other documents we incorporate by reference in this prospectus, may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.
Forward-looking statements involve risks and uncertainties. These statements, which are based on certain assumptions and describe Beacon’s future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. These statements include, among others, statements regarding Beacon’s intent, belief, or expectations with respect to economic conditions, trends affecting Beacon’s financial condition or results of operations, and Beacon’s exposure to market, liquidity, interest-rate, and credit risk.
Forward-looking statements are based on the current assumptions underlying the statements and other information with respect to the beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions of management and the financial condition, results of operations, future performance and business are only expectations of future results. Although Beacon believes that the expectations reflected in Beacon’s forward-looking statements are reasonable, Beacon’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other important factors:
•
changes in interest rates;

•
general economic conditions (including the impact of tariffs imposed by the United States and foreign governments, inflation, the United States government shutdown, and concerns about liquidity) on a national basis or in the local markets in which Beacon operates;

•
the possibility that the anticipated benefits of Beacon’s merger of equals with Brookline Bancorp, Inc. are not realized when expected or at all;

•
turbulence in the capital and debt markets;

•
competitive pressures from other financial institutions;

•
changes in consumer behavior due to changing political, business, and economic conditions, or legislative or regulatory initiatives;

•
changes in the value of securities and other assets in Beacon’s investment portfolio;

•
increases in loan and lease default and charge-off rates; the adequacy of allowances for loan and lease losses;

•
decreases in deposit levels that necessitate increases in borrowing to fund loans and investments;

•
the diversion of management’s attention from ongoing business operations and opportunities;

•
operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters, and future pandemics;

•
changes in regulation; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions and adverse economic developments;

•
the risk that goodwill and intangibles recorded in Beacon’s financial statements will become impaired;

•
changes in assumptions used in making such forward-looking statements; and

•
the other factors and information contained in this prospectus and in the other reports and filings that we make with the SEC, including, without limitation, those described in “Part I. Item 1A. Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2025, which is incorporated into this prospectus by reference.

Forward-looking statements are based on information available as of the date they were made and reflect current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

RISK FACTORS
An investment in our securities involves significant risks. You should read and carefully consider the risks and uncertainties and the risk factors described in “Part I. Item 1A. Risk Factors” of, and elsewhere in, our annual report on Form 10-K for the year ended December 31, 2025, which is incorporated into this prospectus by reference, as updated by our annual and quarterly reports for subsequent fiscal years or fiscal quarters, that we file with the SEC after the date of this prospectus which are incorporated into this prospectus by reference. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any applicable prospectus supplement, before you make an investment decision regarding the securities. See “Special Note Regarding Forward-Looking Statements.”

BEACON FINANCIAL CORPORATION
Beacon Financial Corporation, a Delaware corporation headquartered in Boston, Massachusetts, is the holding company for Beacon Bank & Trust (the “Bank”) and its subsidiaries and Clarendon Private, LLC. Beacon offers a wide range of commercial, business and retail banking services, including a full complement of cash management products, foreign exchange services, on-line and mobile banking services, consumer and residential loans, and wealth management services. Clarendon Private, LLC is a registered investment advisor with the SEC. Through Clarendon Private, Beacon offers a wide range of investment advisory services to individuals, families, endowments, and foundations to help these clients meet their long-term financial goals.
As a full-service financial institution with 147 banking offices throughout New England and New York, the Bank and its subsidiaries focus their efforts on developing and deepening long-term banking relationships with qualified customers through a full complement of products, excellent customer service, and strong risk management. Beacon and the Bank are supervised, examined, and regulated by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). As a Massachusetts-chartered trust company, the Bank is subject to supervision, examination, and regulation by the Massachusetts Division of Banks. The Federal Deposit Insurance Corporation insures the Bank’s deposits up to $250,000 per depositor.
Beacon’s common stock is traded on the New York Stock Exchange under the symbol “BBT.” Our principal executive offices are located at 131 Clarendon Street, Boston, Massachusetts 02116, and our telephone number is (617) 425-4600. Our website is www.beaconfinancialcorporation.com. All internet addresses provided in this prospectus or any prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described in this prospectus or any prospectus supplement, is not a part of, and is not incorporated or deemed to be incorporated by reference into, this prospectus or any prospectus supplement. Additional information about our subsidiaries and us may be found in the documents incorporated by reference into this prospectus. See “Where You Can Find More Information.”

USE OF PROCEEDS
We do not currently know the number or types of securities that ultimately will be sold pursuant to this prospectus or the prices at which such securities will be sold. Unless otherwise provided in the applicable prospectus supplement to this prospectus used to offer specific securities, we expect to use the net proceeds from any offering of securities by us for general corporate purposes, which may include providing capital to support our growth organically or through strategic acquisitions, financing investments and capital expenditures, and for investments in the Bank as regulatory capital. We currently have no definitive agreements or arrangements regarding any future acquisitions. Pending such use, we may temporarily invest the net proceeds in highly liquid, short-term securities or in deposit accounts at the Bank.
We will not receive any proceeds from any sales of securities by a selling securityholder.

THE SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, depositary shares, warrants, purchase contracts, units, and subscription rights that we, or any selling securityholders, may offer and sell from time to time. We may issue the debt securities as exchangeable for and/or convertible into shares of common stock or preferred stock. The preferred stock may also be exchangeable for and/or convertible into shares of common stock or another series of preferred stock. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement, or free writing prospectus, as applicable, do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our amended and restated certificate of incorporation (our “certificate of incorporation”) and our amended and restated bylaws (our “bylaws”) the Delaware General Corporation Law (the “DGCL”) and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement, or free writing prospectus, as applicable, differ from any of the terms described herein, then the terms described herein will be deemed superseded by the terms set forth in that prospectus supplement, or free writing prospectus, as applicable.
We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear, or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF COMMON STOCK
The following summary contains a description of the general terms of the common stock that we may issue. The specific terms of any common stock will be described in the prospectus supplement. Certain provisions of the common stock described below and in any prospectus supplement are not complete. You should refer to our certificate of incorporation and filings with the SEC with respect to the offering of such common stock.
General
Beacon Financial Corporation, which is incorporated under the DGCL, is authorized to issue 200,000,000 shares of its common stock, $0.01 par value, of which 83,816,086 shares were issued and outstanding as of February 27, 2026. Each share of common stock has the same relative rights as, and is identical in all respects to, each other share of common stock. All of our shares of common stock are duly authorized, fully paid, and nonassessable. Our board of directors may at any time, without additional approval of the holders of preferred stock or common stock, issue additional authorized shares of common stock. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.
Voting Rights
The holders of the common stock exclusively possess all voting power in Beacon, subject to the authority of the board of directors to offer voting rights to the holders of preferred stock and the limited voting rights of our Series B non-voting preferred stockholders. The Series B non-voting preferred stock is not entitled to vote on any matter except as required by Delaware law. As to all matters for which voting by class is specifically required by Delaware law, each outstanding share of Series B non-voting preferred stock is entitled to one vote.
The holders of common stock are entitled to one vote per share on all matters presented to stockholders. However, our certificate of incorporation provides that a record owner of Beacon’s common stock who beneficially owns, either directly or indirectly, in excess of 10% of Beacon’s outstanding shares, is not entitled to any vote in respect of the shares held in excess of the 10% limit. Holders of common stock are not entitled to cumulate their votes in the election of directors.
No Preemptive or Conversion Rights
The holders of common stock do not have preemptive rights to subscribe for a proportionate share of any additional securities issued by Beacon before such securities are offered to others. The absence of preemptive rights increases Beacon’s flexibility to issue additional shares of common stock in connection with Beacon’s acquisitions, employee benefit plans, and for other purposes, without affording the holders of common stock a right to subscribe for their proportionate share of those additional securities. The holders of common stock are not entitled to any redemption privileges, sinking fund privileges, or conversion rights.
Dividends
Holders of common stock are entitled to receive dividends ratably when, as and if declared by our board of directors from assets legally available therefor, after payment of all dividends on preferred stock, if any is outstanding. No dividend may be declared or paid on the common stock unless a dividend equal to 200% of the amount declared or paid on the common stock is also concurrently declared or paid, as applicable, on the Series B non-voting preferred stock. Under Delaware law, Beacon may pay dividends out of surplus or net profits for the fiscal year in which declared and/or for the preceding fiscal year, even if our surplus accounts are in a deficit position.
Dividends paid by our subsidiary bank have historically been a significant source of funds available to Beacon. We expect to use these sources of funds in the future, as well as proceeds we may obtain from the offering of common stock, preferred stock, and/or debt securities for payment of dividends to our stockholders, the repurchase of our common stock and for other needs. The declaration and amount of future dividends will depend on circumstances existing at the time, including Beacon’s earnings, financial condition, and capital requirements, as well as regulatory limitations and such other factors as our board of directors deems relevant.
Beacon’s principal assets and sources of income consist of investments in our operating subsidiaries, which are separate and distinct legal entities.
Certain Certificate of Incorporation and Bylaw Provisions Affecting Stock
Our certificate of incorporation and bylaws contain several provisions that may make Beacon a less attractive target for an acquisition of control by anyone who does not have the support of our board of directors. Such provisions include, among other things, the requirement of a supermajority vote of stockholders or directors to approve certain business combinations and other corporate actions and a related minimum price provision, several special procedural rules, a vote limitation provision, and the limitation that stockholder actions may only be taken at a meeting and may not be taken by unanimous written stockholder consent.
Restrictions on Call of Special Meetings.   Beacon’s bylaws provide that special meetings of stockholders can be called by the board of directors, subject to the rights of any holder of preferred stock.
Board of Directors.   Our board of directors is not classified. Subject to the rights of holders of preferred stock, a director may be removed only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the outstanding shares of capital stock of Beacon entitled to vote generally in the election of directors.
Amendments to Bylaws.   Beacon’s bylaws may be adopted, amended, or repealed by action of our board of directors. Stockholders may adopt, amend, or repeal the bylaws of Beacon only by the affirmative vote of the holders of at least 80% of the voting power of all of the outstanding shares of the capital stock of Beacon entitled to vote generally in the election of directors, in addition to any vote of the holders of any class or series of capital stock of Beacon required by law or by the certificate of incorporation.
Amendments to Certificate of Incorporation.   Beacon’s certificate of incorporation provides that certain provisions may only be amended by the approval of 80% of the voting power of all of the outstanding shares of the voting stock of Beacon.
Action by Stockholders without a Meeting.   Action required or permitted to be taken at an annual or special meeting of stockholders must be effected at a duly called meeting and may not be effected by written consent of stockholders.
10% Vote Limitation.   Any owner of any more than 10% of the outstanding shares of common stock of Beacon may not vote shares held in excess of 10%.
Business Combinations Involving Interested Shareholders.   At least 80% of the outstanding shares of voting stock of Beacon must approve certain business combinations involving an interested stockholder or any affiliate of an interested stockholder. However, if a majority of directors not affiliated with the interested stockholder approve the business combination or certain pricing criteria are satisfied, the affirmative vote of a majority of the outstanding shares of Beacon is sufficient to approve a business combination.
Evaluation of Offers.   Beacon’s certificate of incorporation provides that the board of directors may, in the context of opposing a tender offer, take into account all relevant factors, including, without limitation, the social and economic effect of acceptance of such offer on Beacon’s present and future customers and employees and those of its subsidiaries, and the communities in which Beacon and its subsidiaries operate or are located.
The foregoing is qualified in its entirety by reference to our certificate of incorporation and bylaws, both of which are on file with the SEC.
Restrictions on Ownership
Under the federal Change in Bank Control Act, a notice must be submitted to the Federal Reserve if any person (including a company), or group acting in concert, seeks to acquire “control” of a bank holding company or bank. An acquisition of “control” can occur upon the acquisition of 10% or more of a class of voting securities of a bank holding company or savings institution or as otherwise defined by the Federal Reserve. Under the Change in Bank Control Act, the Federal Reserve has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the anti-trust effects of the acquisition.

DESCRIPTION OF PREFERRED STOCK
The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to the amendment to our certificate of incorporation or the certificate of designation with respect to the establishment of a series of preferred stock which will be filed with the SEC in connection with the offering of such series of preferred stock.
General
Beacon Financial Corporation is authorized to issue up to 2,000,000 shares of preferred stock, par value $0.01, in one or more series, without stockholder action. As of March 4, 2026, there were no shares of Series B non-voting preferred stock outstanding. Beacon’s certificate of incorporation provides that the board of directors can fix the designation, powers, preferences, and rights of each series. Our board of directors may, at any time without additional approval of the holders of preferred or common stock, authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power of the common stock and may assist management in impeding any unfriendly takeover or attempted change in control. In a prospectus supplement, we will describe the aggregate number of shares offered relating to a particular series of the preferred stock and the specific terms of the offering.
Rank
Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, rank:
•
senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (the junior securities);

•
equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (the parity securities); and

•
junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Voting Rights
Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as otherwise required by law or in our certificate of incorporation.
Dividends
Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described, if any, in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.
Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.
No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.
Our ability to pay dividends on our preferred stock will depend on circumstances existing at the time, including Beacon’s earnings, financial condition, and capital requirements, as well as regulatory limitations and such other factors as our board of directors deems relevant.
Redemption
We may provide that a series of preferred stock may be redeemable, in whole or in part, at our option with prior approval of the Federal Reserve. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.
In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.
On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.
Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.
Restrictions on Ownership
Under regulations adopted by the Federal Reserve, if the holders of any series of the preferred stock are or become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities.” Under the federal Change in Bank Control Act, a notice must be submitted to the Federal Reserve if any person (including a company), or group acting in concert, seeks to acquire “control” of a bank holding company or bank. An acquisition of “control” can occur upon the acquisition of 10% or more of a class of voting securities of a bank holding company or savings institution or as otherwise defined by the Federal Reserve. Under the Change in Bank Control Act, the Federal Reserve has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the anti-trust effects of the acquisition.
Exchangeability
We may provide that the holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities which may be senior or subordinated. We refer to senior debt securities and subordinated debt securities collectively as debt securities. Each series of debt securities may have different terms. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.
We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement (the “senior trustee”). We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement (the “subordinated trustee”). The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the “indentures” and, together, the senior trustee and the subordinated trustee are referred to as the “trustees.” This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement, of which this prospectus forms a part, for additional information. As used in this prospectus, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.
General
The indentures:
•
do not limit the amount of debt securities that we may issue;

•
allow us to issue debt securities in one or more series;

•
do not require us to issue all of the debt securities of a series at the same time; and

•
allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “— Subordination” and in the applicable prospectus supplement.
Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.
The prospectus supplement for each offering will provide the following terms, where applicable:
•
the title of the debt securities and whether they are senior or subordinated;

•
the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date, and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

•
the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or other securities of ours or the method by which any such portion shall be determined;

•
if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of common stock or other securities of ours received on conversion;

•
the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•
the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•
the date or dates, or the method for determining the date or dates, from which interest will accrue;

•
the dates on which interest will be payable;

•
the record dates for interest payment dates, or the method by which such dates will be determined;

•
the persons to whom interest will be payable;

•
the place or places where the principal of, and any premium or make-whole amount, and interest on, the debt securities will be payable;

•
where the debt securities may be surrendered for registration of transfer or conversion or exchange;

•
where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

•
the times, prices, and other terms and conditions upon which we may redeem the debt securities;

•
any obligation we have to redeem, repay, or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay, or purchase the debt securities as a result of such obligation;

•
the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

•
whether the principal of, and any premium or make-whole amount, or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

•
whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may, or shall be required to, exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

•
the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;

•
the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

•
whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment, or governmental charge;

•
whether and under what circumstances the debt securities being offered are convertible into common stock or other securities of ours, as the case may be, including the conversion price or rate and the manner or calculation thereof;

•
the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action; and

•
any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.
Except as described under “— Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (i) would limit our ability to incur indebtedness or (ii) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger, or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.
Neither the governing law nor our governing instruments define the term “substantially all” as it relates to the sale of assets. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.
We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
Payment
Unless otherwise provided in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.
All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium or make-whole amount, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.
Denomination, Interest, Registration, and Transfer
Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.
Interest on the debt securities shall be computed on the basis of a 360-day year composed of twelve 30-day months.
Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:
•
exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

•
surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be accompanied by a written instrument of transfer satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We may at any time designate additional transfer agents for any series of debt securities.
Neither we, nor any trustee, will be required to:
•
issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

•
register the transfer of, or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

•
issue, register the transfer of, or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation, or Sale of Assets
The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that:
•
either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium or make-whole amount, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in the applicable indenture;

•
after giving effect to the transaction, there is no event of default under the applicable indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs, and continues; and

•
an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Events of Default, Notice, and Waiver
Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:
•
default in in the payment of any installment of interest on any debt security of such series continuing for 90 days unless such date has been extended or deferred;

•
default in in the payment of principal of, or any premium or make-whole amount on, any debt security of such series when due and payable unless such date has been extended or deferred;

•
default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 days after written notice described below;

•
bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator, or trustee of us; and

•
any other event of default provided with respect to a particular series of debt securities.

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:
•
we have deposited with the applicable trustee all required payments of the principal, any premium or make-whole amount, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements, and advances of the applicable trustee; and

•
all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium or make-whole amount, have been cured or waived.

The indentures require each trustee to give notice to the holders of debt securities within the later of 90 days after an event of default and 30 days after the event of default is actually known to a responsible officer of such trustee, unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities.
The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 90 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium or make-whole amount, and interest on, such debt securities at the respective due dates thereof.
The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:
•
is in conflict with any law or the applicable indenture;

•
may involve the trustee in personal liability; or

•
may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.
Modification of the Indentures
The indentures provide that modifications and amendments may be made only with the consent of the affected holders of a majority in principal amount of all outstanding debt securities issued under that indenture.
We and our respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:
•
to evidence the succession of another person to us as obligor under such indenture;

•
to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•
to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

•
to add events of default for the benefit of the holders of all or any series of debt securities;

•
to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities;

•
to make any change that does not adversely affect the rights of any securityholder in any material respect;

•
to establish the form or terms of debt securities of any series;

•
to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee; or

•
to cure any ambiguity, defect, or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture in any material respect.

Voting
The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent, or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities, the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof.
Subordination
Unless otherwise provided in the applicable prospectus supplement, subordinated debt securities will be subject to the following subordination provisions.
Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated debt securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated debt securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated debt securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated debt securities are paid in full, holders of subordinated debt securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated debt securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of ours. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated debt securities may recover less, ratably, than our general creditors.
No restrictions will be included in any indenture relating to subordinated debt securities upon the creation of additional senior debt.
If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.
Discharge, Defeasance and Covenant Defeasance
Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:
•
either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal of, and any premium or make-whole amount, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;
•
we have paid or caused to be paid all other sums payable; and

•
an officers’ certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied has been delivered to the trustee.

Unless otherwise provided in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, we shall be released from our obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, our obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.
Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.
The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.
Conversion Rights
The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into common stock or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.
No Recourse
There is no recourse under any obligation, covenant, or agreement in the applicable indenture or with respect to any security against any of our or our successor’s past, present or future shareholders, employees, officers, or directors.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) is applicable.

DESCRIPTION OF DEPOSITARY SHARES
We summarize below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the depositary shares will be contained in the depositary agreement and depositary receipt applicable to any depositary shares. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the depositary agreement and the depositary receipt. You should also read the prospectus supplement applicable to a particular issuance of depositary shares, which will contain additional information and which may update or change some of the information below.
General
We may, at our option, offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the “bank depositary.” Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share, including any dividend, voting, redemption, conversion and liquidation rights described in a prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.
The following summary description of certain common provisions of a depositary agreement and the related depositary receipts and any summary description of the depositary agreement and depositary receipts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such depositary agreement and depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.
Dividends and Other Distributions
If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares in proportion to the number of depositary shares owned by such holders on the relevant record date. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares in proportion to the number of depositary shares owned by such holders on the relevant record date. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.
Redemption of Deposited Shares
If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.
Voting of Deposited Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.
Amendment and Termination of the Depositary Agreement
Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. The depositary agreement may be terminated by the bank depositary or us only if:
•
all outstanding depositary shares have been redeemed;

•
there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution, or winding up of our company, and such distribution has been distributed to the holders of depositary shares; or

•
consent of the holders of at least two-thirds of the depositary shares outstanding is obtained.

Charges of Bank Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement for their accounts.
Withdrawal of Preferred Stock
Except as may be provided otherwise in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.
Miscellaneous
The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock. Neither the bank depositary nor will we be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary
The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF WARRANTS
We may issue, together with other securities or separately, warrants to purchase common stock, preferred stock, debt securities, depositary shares, or other securities. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:
•
the title of the warrants;

•
the designation, amount, and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•
the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•
the price or prices at which the warrants will be issued;

•
the aggregate number of warrants;

•
any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•
the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•
if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•
if applicable, a discussion of the material United States federal income tax considerations applicable to the warrants;

•
any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•
the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•
if applicable, the maximum or minimum number of warrants which may be exercised at any time;

•
the identity of the warrant agent;

•
any mandatory or optional redemption provision;

•
whether the warrants are to be issued in registered or bearer form;

•
whether the warrants are extendible and the period or periods of such extendibility;

•
information with respect to book-entry procedures, if any; and

•
any other terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution, or winding-up or to exercise voting rights, if any.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of common stock, preferred stock, debt securities, or depositary shares, issued by us as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation, or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.
The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities, or any other securities offered under this prospectus and described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or vice versa, and those payments may be unsecured or pre-funded on some basis. The prospectus supplement relating to any offering of purchase contracts will contain the specific terms of the purchase contracts. These terms may include, without limitation, the following:
•
whether the purchase contracts obligate the holder to purchase or sell, or both, our common stock, preferred stock, debt securities, or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•
whether the purchase contracts are to be prepaid or not;

•
whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance, or level of our common stock or preferred stock;

•
any acceleration, cancellation, termination, or other provisions relating to the settlement of the purchase contracts;

•
United States federal income tax considerations relevant to the purchase contracts; and

•
whether the purchase contracts will be issued in fully registered global form.

The description in the applicable prospectus supplement of any purchase contracts we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable purchase contract or unit agreement, which will be filed with the SEC in connection with any offering of such securities.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units; and

•
the terms of the unit agreement governing the units.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase common stock, preferred stock, debt securities, depositary shares, purchase contracts, units, or other securities. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase up to all of the securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we may offer will describe the specific terms of the subscription rights it covers. These terms may include the following:
•
the price, if any, for the subscription rights;

•
the exercise price payable for each security upon the exercise of the subscription right;

•
the number of subscription rights issued to each securityholder;

•
the number and terms of each security that may be purchased per each subscription right;

•
any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•
the extent to which the subscription rights are transferable;

•
any other terms of the subscription rights, including the terms, procedures, and limitations relating to the exchange and exercise of the subscription rights;

•
the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•
if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

In addition to describing the specific terms of the subscription rights, the applicable prospectus supplement will contain a summary of certain United States federal income tax consequences applicable to the subscription rights.

DESCRIPTON OF GLOBAL SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.
If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters, or agents participating in the distribution of the securities will designate the accounts to be credited.
Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to other securities represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of Beacon, the trustees, the warrant agents or any bank depositary, as applicable, will have any responsibility or liability for any aspect of the records relating to or the payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest, or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

PLAN OF DISTRIBUTION
We and/or the selling securityholders may offer and sell the securities being offered hereby in one or more of the following ways from time to time:
•
to or through underwriters, brokers, or dealers;

•
directly to one or more other purchasers;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
through agents on a best-efforts basis; or

•
otherwise through a combination of any of the above methods of sale.

The selling securityholders may also sell shares of common stock under Rule 144 of the Securities Act, or any other available exemption, rather than under this prospectus.
In addition, we and/or the selling securityholders may enter into option, share lending, or other types of transactions that require us and/or the selling securityholders to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We and/or the selling securityholders may enter into hedging transactions with respect to our securities. For example, we and/or the selling securityholders may:
•
enter into transactions involving short sales of the shares of common stock by underwriters, brokers, or dealers;

•
sell shares of common stock short and deliver the shares to close out short positions;

•
enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker, or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•
loan or pledge the shares of common stock to an underwriter, broker, or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

Each time that we and/or the selling securityholders use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such securities, including:
•
the name or names of any underwriters, dealers, or agents and the type and amounts of securities underwritten or purchased by each of them; and

•
the public offering price of the securities and the proceeds to us and any discounts, commissions, or concessions allowed or reallowed or paid to dealers.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to prevailing market prices; or

•
at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may either be offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
We and/or the selling securityholders may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We and/or the selling securityholders may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.
In connection with the sale of any of the securities, underwriters or agents may receive compensation from us and/or the selling securityholders in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions, and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions, or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.
Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us from the sale of any securities registered pursuant to SEC Rule 415.
Agents and underwriters may be entitled to indemnification by us and/or the selling securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us and/or the selling securityholders in the ordinary course of business.
Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock, which is traded on the New York Stock Exchange. We expect that any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.
We and/or the selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including, without limitation, in short sale transactions. In that event, the third party may use securities pledged by us and/or the selling securityholders or borrowed from us and/or the selling securityholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).
Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing, or maintaining the price of the securities.
Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.
The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.
In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.
We and/or the selling securityholders do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we and/or the selling securityholders do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
If we and/or the selling securityholders offer securities in a subscription rights offering to our existing securityholders, we and/or the selling securityholders may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We and/or the selling securityholders may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we and/or the selling securityholders do not enter into a standby underwriting arrangement, we and/or the selling securityholders may retain a dealer-manager to manage a subscription rights offering for us and/or the selling securityholders.
Underwriters, dealers, and agents may engage in transactions with us and/or the selling securityholders or perform services for us and/or the selling securityholders in the ordinary course of business.
If indicated in the applicable prospectus supplement, we and/or the selling securityholders will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us and/or the selling securityholders at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and others, but will in all cases be subject to our and/or the selling securityholders’ approval. The obligations of any purchaser under any such contract will be subject to the conditions that: (i) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject; and (ii) if the securities are being sold to underwriters, we and/or the selling securityholders shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

SELLING SECURITYHOLDERS
Selling securityholders are people or entities that, directly or indirectly, have acquired or will from time to time acquire from us, securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees, or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement to which this prospectus is a part, and in filings we make with the SEC, which we incorporate by reference into this registration statement.
LEGAL OPINION
The validity of the securities will be passed upon for us by Covington & Burling LLP, Boston, Massachusetts. If the matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers, or agents, if any, then such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The consolidated financial statements of Beacon Financial Corporation as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2025 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the estimated costs and expenses payable by us in connection with the registration of the securities being registered under this registration statement. All amounts shown are estimates except the SEC registration fee:
Filing Fee – Securities and Exchange Commission	$(1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Printing and EDGAR fees	(2)
Miscellaneous expenses	(2)
Total expenses	$(2)

(1)
An indeterminate amount of securities are being registered under this registration statement and, in accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee until the time the securities are sold under this registration statement pursuant to a prospectus supplement.

(2)
The calculation of these fees and expenses is dependent on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers.
The following is only a general summary of certain aspects of Delaware law and Beacon’s certificate of incorporation related to the indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL, and Articles Tenth and Eleventh of Beacon’s certificate of incorporation.
Section 145 of the DGCL generally provides that all directors, officers, employees and agents of a corporation may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of an action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the DGCL also provides that the rights conferred thereby are not exclusive of any other right to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person entitled to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.
Articles 10 and 11 of Beacon’s certificate of incorporation provide as follows:
TENTH:
A.   Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent, or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
B.   The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.
C.   If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.
D.   The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.
E.   The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
F.   The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.
ELEVENTH:
A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.
Item 16	Exhibits
1.1	Form of Underwriting Agreement for any offering of securities*
3.1	Amended and Restated Certificate of Incorporation of Beacon Financial Corporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on September 2, 2025)
3.2	Amended and Restated Bylaws of Beacon Financial Corporation (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on September 2, 2025)
4.1	Indenture, dated June 30, 2022, between Berkshire Hills Bancorp, Inc. and Wilmington Trust National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on June 30, 2022)
4.2	First Supplemental Indenture, dated June 30, 2022, between Berkshire Hills Bancorp, Inc. and Wilmington Trust National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on June 30, 2022)
4.3	Form of 5.50% Fixed-to-Floating Rate Subordinated Notes due 2032 (included in Exhibit 4.2)
4.4	Subordinated Indenture, dated as of September 16, 2014, between Brookline Bancorp, Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 of Brookline Bancorp, Inc.’s Current Report on Form 8-K filed on September 17, 2014) (File No. 000-23695))
4.5	First Supplemental Indenture, dated as of September 16, 2014, between Brookline Bancorp, Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.2 of Brookline Bancorp, Inc.’s Current Report on Form 8-K filed on September 17, 2014) (File No. 000-23695))
4.6	Second Supplemental Indenture, dated as of September 1, 2025, by and among U.S. Bank Trust Company, National Association, as Trustee, Berkshire Hills Bancorp, Inc. and Brookline Bancorp, Inc. (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the SEC on September 2, 2025)
4.7	Form of Indenture for Senior Debt Securities
4.8	Form of Note for Senior Debt Securities*
4.9	Form of Indenture for Subordinated Debt Securities

Item 16	Exhibits
4.10	Form of Note for Subordinated Debt Securities*
4.11	Form of Warrant Agreement*
4.12	Form of Warrant Certificate*
4.13	Form of Depositary Agreement*
4.14	Form of Depositary Receipt*
4.15	Form of Unit Agreement*
4.16	Form of Purchase Contract Agreement*
4.17	Specimen Common Stock Certificate (incorporated by reference to the Exhibits contained in the Registration Statement on Form S-1, filed with the Securities and Exchange Commission on March 10, 2000)
4.18	Certificate of Designations of the Series B Non-Voting Preferred Stock (incorporated by refence to the Exhibits to the Form 8-K as filed on October 16, 2017)
4.19	Form of Certificate of Designation for series of Preferred Stock*
4.20	Form of Preferred Stock Certificate*
5.1	Opinion of Covington & Burling LLP
23.1	Consent of Covington & Burling LLP (included in Exhibit 5.1)
23.2	Consent of KPMG LLP
24.1	Power of Attorney of certain officers and directors of Beacon Financial Corporation (included on the signature pages herewith)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, under the Indenture for Senior Debt Securities**
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, under the Indenture for Subordinated Debt Securities**
107	Filing Fee Table

*
To be subsequently filed by an amendment to the Registration Statement or by a Current Report on Form 8-K and incorporated herein by reference.

**
To be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act.

Item 17.   Undertakings
(A)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act, as amended;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that the undertakings set forth in paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for purpose of determining liability under the Securities Act to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(C)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(D)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston, Commonwealth of Massachusetts on March 4, 2026.
BEACON FINANCIAL CORPORATION
By:
/s/ Paul A. Perrault

Paul A. Perrault
President and Chief Executive Officer
Each person whose signature appears below hereby constitutes and appoints Paul A. Perrault or Carl M. Carlson, or any of them, acting alone, as his or her true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file, an amendment or amendments to the Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendments may make such changes in the Registration Statement as said officer or officers so acting deem(s) advisable.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.
Signature	Title	Date
/s/ Paul A. Perrault Paul A. Perrault	Director, President and Chief Executive Officer (Principal Executive Officer)	March 4, 2026
/s/ Carl M. Carlson Carl M. Carlson	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	March 4, 2026
/s/ David M. Brunelle David M. Brunelle	Chairperson	March 4, 2026
/s/ Margaret Boles Fitzgerald Margaret Boles Fitzgerald	Director	March 4, 2026
/s/ Mary Anne Callahan Mary Anne Callahan	Director	March 4, 2026
/s/ Joanne B. Chang Joanne B. Chang	Director	March 4, 2026
/s/ Nina A. Charnley Nina A. Charnley	Director	March 4, 2026
/s/ Mihir A. Desai Mihir A. Desai	Director	March 4, 2026
/s/ Willard I. Hill, Jr. Willard I. Hill, Jr.	Director	March 4, 2026

Signature	Title	Date
/s/ Thomas J. Hollister Thomas J. Hollister	Director	March 4, 2026
/s/ William H. Hughes III William H. Hughes III	Director	March 4, 2026
/s/ Sylvia Maxfield Sylvia Maxfield	Director	March 4, 2026
/s/ Bogdan Nowak Bogdan Nowak	Director	March 4, 2026
/s/ John M. Pereira John M. Pereira	Director	March 4, 2026
/s/ Karyn Polito Karyn Polito	Director	March 4, 2026
/s/ Eric S. Rosengren Eric S. Rosengren	Director	March 4, 2026
/s/ Merrill W. Sherman Merrill W. Sherman	Director	March 4, 2026